UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 21, 2006

Home Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Federal	000-50901	20-0945587
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

500 12th Avenue South
Nampa, Idaho 83651
(Address of principal executive offices and zip code)

(208) 466-4634
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
       CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
       CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On August 21, 2006, Home Federal Bancorp, Inc. (the "Company") entered into a transition agreement with Daniel L. Stevens, the Company's Chairman, President and Chief Executive Officer. Mr. Stevens has announced he intends to retire from active employment with the Company, Home Federal MHC and Home Federal Bank (the "Bank") on September 30, 2008. The material terms of this agreement are summarized in Item 5.02(c) to this Form 8-K and a copy of the agreement is attached hereto as Exhibit 10.13 and incorporated herein by reference.

On August 22, 2006, the Company entered into an agreement with Len E. Williams, who has been appointed President of the Company's subsidiary, Home Federal Bank. The material terms of this agreement are summarized in Item 5.02(c) to this Form 8-K and a copy of the agreement is attached hereto as Exhibit 10.14 and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers

(b)     Departure of Principal Officer

On August 21, 2006, the Company entered into a transition agreement with Daniel L. Stevens, the Company's Chairman, President and Chief Executive Officer. Mr. Stevens has announced he intends to retire from active employment with the Company, Home Federal MHC and the Bank on September 30, 2008.

The transition agreement identifies Mr. Stevens' transition schedule beginning September 2006 with an eventual retirement date of September 30, 2008. The agreement also defines Mr. Stevens' responsibilities and compensation during the transition period.

A copy of the Transition Agreement with Mr. Stevens is filed as Exhibit 10.13 to this Form 8-K.

(c)     Appointment of Principal Officer

On August 22, 2006, the Company announced the appointment of Len E. Williams as President of the Company's subsidiary, Home Federal Bank. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Mr. Williams, age 47, previously served as Senior Vice President and Head of Business Banking with Fifth Third Bank and has more than 28 years of banking experience. From 1987 to 2005, he held several management positions with Key Bank, including President of Business Banking from 2003 to 2005. Mr. Williams holds an M.B.A. from the University of Washington and is a graduate of the Pacific Coast Banking School.

On August 22, 2006, the Company entered into an agreement with Mr. Williams that sets forth certain understandings and arrangements with respect to the employment relationship of Mr. Williams with the Bank. The agreement provides that the Bank and Mr. Williams will enter into a one-year employment agreement upon the commencement of his employment. Following the successful completion of the year of service, the Bank will provide a two-year employment agreement including a change of control agreement. Mr. Williams' initial base salary will be

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$200,000. The Bank shall pay a one-time signing bonus of $100,000, which shall be paid upon the start of employment. Mr. Williams will be eligible to participate in the Bank's year-end cash incentive plan, beginning October 1, 2006. The plan provides for a percentage of base pay to be earned based upon the Bank's adjusted net income before taxes.

The agreement provides that Mr. Williams is to be granted approximately 15,000 shares of the Company's restricted stock. Restricted stock awards vest over a five-year period with the first vesting date approximately one year from the date of employment. Mr. Williams will also be granted approximately 75,333 non-qualified options to purchase the Company's common stock. The stock options vest over a five-year period with the first vesting date approximately one year from the date of employment and expire 10 years from the date of grant.

Mr. Williams is also entitled to participate in the Bank's executive non-qualified deferred compensation plan and the executive automobile plan. Mr. Williams is also entitled to participate in all of the Company's benefit plans that are generally available to all employees, including vacation, 401(k) profit sharing, Employee Stock Ownership Plan, medical and health, life, accident and disability.

In the event of involuntary termination without cause during the first year of employment, Mr. Williams will be paid severance equal to one year's annual base salary.

There are no arrangements or understandings between Mr. Williams and any other persons pursuant to which he was selected as an officer. Mr. Williams is not a party to any transaction with the Company and the Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

A copy of the employment agreement with Mr. Williams will be filed as an exhibit to Form 8-K upon execution of the agreement. The employment agreement is expected to be finalized within the next 90 days.

Item 9.01 Financial Statements and Exhibits

            (c)          Exhibits
            10.13     Transition Agreement with Daniel L. Stevens
            10.14     Agreement with Len E. Williams
            99.1       Press release of Home Federal Bancorp, Inc. dated August 22, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME FEDERAL BANCORP, INC.

Date: August 22, 2006	By: /s/ Robert A. Schoelkoph
Robert A. Schoelkoph
Senior Vice President and
Chief Financial Officer

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Exhibit 10.13

Transition Agreement with Daniel L. Stevens

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Transition Agreement

    Effective August 21, 2006, Home Federal Bank, Home Federal Bancorp, Inc., and Home Federal

MHC (collectively "Home Federal") and Daniel L Stevens agree as follows:
Employee:	Daniel L. Stevens, President and Chief Executive Officer ("CEO")
Company:

Home Federal Bank
500 12th Avenue South
Nampa, Idaho 83653

References to Home Federal include Home Federal Bank and its affiliated companies Home Federal Bancorp, Inc., and Home Federal MHC. Unless otherwise expressly stated, Home Federal Foundation, Inc. is not covered by this Transition Agreement.

Purpose:

Facilitate the executive succession at Home Federal with the transition of Mr. Stevens to retirement and employment of successor executive. Except as expressly noted, this Transition Agreement does not affect Mr. Stevens' role as a director.

Transition Schedule:

The target schedule for the transition is set forth below. The schedule will be modified to reflect actual developments.

  September 2006: target date for Home Federal to employ successor executive.

  January 1, 2008: Mr. Stevens begins a more flexible schedule, with actual schedule coordinated with management and boards of
      directors of Home Federal ("Board").

  September 30, 2008: date for Mr. Stevens to retire from work from
      Home Federal.

Transition Responsibilities:

  To facilitate the executive succession, Mr. Stevens shall have the following responsibilities:

  Resignation as President. Mr. Stevens will continue as CEO of
      Home Federal and President of Home Federal Bancorp, Inc. and
      Home Federal MHC but shall resign as President of Home Federal
      Bank and the Board of Home Federal Bank shall appoint the
      successor executive to the office of President of Home Federal
      Bank. As President of Home Federal Bank, the successor executive shall report to the CEO of Home Federal Bank, and will receive reports from all other functions of Home Federal Bank. The
      President of

  TRANSITION AGREEMENT - Page 1

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  Home Federal Bank shall perform the duties relating to the day-to-
      day management of the Home Federal Bank.

  Perform CEO Duties. At the time Mr. Stevens retires (which is contemplated to be September 30, 2008), Mr. Stevens shall offer to resign as CEO and, if accepted, the Board shall appoint the successor executive to the office of CEO of Home Federal. The CEO reports to the Board. At the time of his retirement, Mr. Stevens shall also offer to resign as President of Home Federal Bancorp and Home Federal
      MHC, if he still holds either of those offices and, if accepted, the Board shall appoint the successor executive to the office of President of those companies. As the successor executive assumes an increasing amount of the daily management of Home Federal, Mr. Stevens' duties will transition to a more strategic focus, including but not limited to strategic planning, franchise expansion, and acquisitions.

  Hire New Executive. Assist the Board to identify, select, negotiate terms of employment, and employ a person intended to be the successor executive.

  Transition Plan. In conjunction with the Board, Mr. Stevens will develop a plan to transition and integrate the successor executive into the leadership of Home Federal.

  Train New Executive. Mentor and train the successor executive from the time the person is hired until Mr. Stevens' retirement from Home
      Federal. The mentoring and training will cover all aspects of the chief executive officer and president functions for a mid-size community bank. In conjunction with the Board, Mr. Stevens will develop a mentoring and training plan for the successor executive.

  Pace the Transition. The mentoring and training will be paced according to circumstances and within the following guidelines: (i) the mentoring and training will start when the successor executive is hired,
     (ii) with increasing responsibility transferred to the successor executive during the mentoring and training period, so that (iii) the successor executive is fully capable of fulfilling the chief executive officer and president functions of Home Federal at the time of Mr. Stevens' target date for relinquishing the CEO responsibilities. The Board retains ultimate authority to adjust the pace or nature of the transition as it deems appropriate.

  TRANSITION AGREEMENT-Page 2

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Transition Compensation:

  Compensation shall be as follows:

  General Rule: Except as set forth below, Mr. Stevens'compensation as an employee of Home Federal (including base and incentive pay and all benefits) shall continue in accord with the Home Federal policies for employees in the position of Mr. Stevens until September
      30, 2008 as if Mr. Stevens were a full time employee.

  Vacation and Fringe Benefits: Mr. Stevens shall not accrue vacation in 2008. Any previously accrued vacation shall be used by the retirement date, or shall be forfeited. Notwithstanding the foregoing, Mr. Stevens shall be able to cash out his accrued vacation in accordance with Home Federal's compensation policies. The fringe benefit provisions of Mr. Stevens' employment agreements with Home Federal Bancorp, Inc. and Home Federal Bank shall remain in effect.

  Recognition and Retention Plan ("RRP"): Mr. Stevens' rights and obligations under the RRP shall be determined by the terms and conditions of the RRP. In summary, Mr. Stevens' rights and obligations continue without interruption because Mr. Stevens will continue as a director.

  Stock Option Plan: Mr. Stevens' rights and obligations under the
     "Incentive Stock Option Agreement" and related plan shall be determined by the terms and conditions of the Incentive Stock
      Option Agreement, except that Mr. Stevens shall immediately surrender the 32,790 incentive stock options exercisable on July 19,
      2009 and 32,790 incentive stock options exercisable on July 19,
      2010, which shall be replaced by a new grant of 32,790 nonqualified stock options exercisable on July 19, 2009 and 32,790 nonqualified stock options exercisable on July 19, 2010 at the exercise price equal to the market price at the time of the grant.

  Additional Incentive Compensation: On July 19, 2009, Mr.
      Stevens shall receive a cash payment equal to the difference between the closing price of one share of Home Federal stock on the Nasdaq
      Global Market System on the date of this Transition Agreement less the exercise price per share of Mr. Stevens' Incentive Stock Options that would be exercisable on July 19, 2009, times 32,790 (the "2009
      Incentive Payment").

  TRANSITION AGREEMENT-Page 3

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On July 19, 2010, Mr. Stevens shall receive a cash payment equal to the difference between the closing price of one share of Home Federal stock on the Nasdaq Global Market System on the date of this
     Transition Agreement less the exercise price per share of Mr. Stevens'
     Incentive Stock Options that would be exercisable on July 19, 2010, times 32,790 (the "2010 Incentive Payment").

     The 2009 Incentive Payment and the 2010 Incentive Payment shall be forfeited if Mr. Stevens is not a director of Home Federal on July 19,
     2009 and July 19, 2010, respectively because he has resigned as a director of Home Federal or has declined to stand for re-election as a director or if he voluntarily terminates his employment with Home
     Federal, or experiences a "Termination for Cause" (as that term is defined in Mr. Stevens' employment agreements), prior to the earlier of: (a) the effective time of a "Change in Control" involving Home
     Federal (as defined in Mr. Stevens' employment agreements), or (b)
     September 29, 2008 (each a "Vesting Date"). Notwithstanding the foregoing, Mr. Stevens shall be fully vested in his 2009 Incentive
     Payment and 2010 Incentive Payment if: (1) he experiences an
    "Involuntary Termination" other than a "Termination for Cause" (as those terms are defined in Mr. Stevens' employment agreements) prior to the earlier of the Vesting Dates or (2) he is no longer a director of
     Home Federal as a result of a "Change in Control" (as defined in Mr.
     Stevens' employment agreements), in which case he shall be paid those amounts on the dates specified above.

  Deferred Compensation: Mr. Stevens participates in four deferred compensation plans. Two plans apply to Mr. Stevens as an employee, and two plans apply to Mr. Stevens as a director. Mr. Stevens' rights and obligations under each deferred compensation plan shall be determined by the terms and conditions of the respective plan.
      Notwithstanding the foregoing, it is expressly understood that if Mr.
      Stevens is employed (or on an authorized leave of absence) as of
      September 30, 2008, he shall receive his full normal retirement benefit under both his Home Federal Salary Continuation Agreement and his
      Home Federal Executive Deferred Incentive Agreement. In addition, the nonqualified deferred compensation plans in which Mr. Stevens participates shall be amended so that Code Section 409A applies to the minimum extent possible (including by

  TRANSITION AGREEMENT-Page 4

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maximizing the extent to which pre-2005 benefit accruals or deferred compensation are exempt from the application of Code Section
      409A).

  ESOP. Mr. Stevens' rights and obligations under the Employee Stock
      Ownership Plan ("ESOP") shall be determined by the terms and conditions of the ESOP. It is expressly understood that if Mr. Stevens is employed (or on an authorized leave of absence) as of September
     30, 2008, he shall be considered to be actively employed on the last day of the ESOP plan year for purposes of determining whether he is eligible for a contribution (or share release) allocation under the ESOP.
     Reasonable efforts shall be made by Home Federal to provide Mr.
     Stevens with sufficient employment for him to be credited with a year of service under the ESOP for the plan year ending September 30,
     2008.

Director:	Mr. Stevens shall continue as a director of, continue to serve as a chair of the Board of, and continue to receive compensation as a director of, Home Federal MHC, Home Federal Bancorp, Inc., Home Federal Bank, and Home Federal Foundation, Inc., in compliance with the procedures for electing and compensating directors and chairs of the boards of directors of those companies.
Termination:	This Transition Agreement may be terminated (i) by consent of both parties, (ii) upon the death of Mr. Stevens, (iii) upon the disability of Mr. Stevens that gives Home Federal the right to terminate Mr. Stevens' employment pursuant to Home Federal's then current employment policies, (iv) by Home Federal to comply with any law, rule or instruction of any governmental authority, including but not limited to any governmental authority regulating Home Federal, (v) by Home Federal if Mr. Stevens ceases to be an employee of Home Federal for any reason prior to September 30, 2008, and (vi) by either party if the other party violates any provision of this Transition Agreement and the violation is not cured within 30 days of notice.
Employment Contract:	Home Federal Bancorp, Inc. and Home Federal Bank have previously entered into employment agreements with Mr. Stevens. The terms and conditions of Mr. Stevens' employment agreements are modified by this Transition Agreement only if and to the minimum extent that the express terms of this

    TRANSITION AGREEMENT-Page 5

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Transition Agreement directly contradict the terms and conditions of the employment agreements. It is expressly understood that the compensation and benefits provisions of the employment agreements shall remain in effect, except as provided in the "Transition Compensation" section of this Transition Agreement (and then only if not detrimental to Mr. Stevens). This Transition Agreement applies only if Mr. Stevens is an employee of Home Federal.
Regulatory Restrictions:	This Transition Agreement shall be subject to regulatory provisions as set forth in Sections 7(g), (h), (i), (j) and (l) of Mr. Stevens' employment agreements, and the requirements set fourth in Office of Thrift Supervision Regulatory Bulletin RB27b.
Disputes:

  Disputes under the Transition Agreement shall be first resolved by discussions, then by mediation, then by arbitration pursuant to the commercial arbitration rules of the American Arbitration Association.

HOME FEDERAL BANK
Date: August 21, 2006	By: /s/N. Charles Hedemark Its: Compensation Committee Chairman

HOME FEDERAL BANCORP, INC.

Date: August 21, 2006	By: /s/N. Charles Hedemark Its: Compensation Committee Chairman

HOME FEDERAL MHC

Date: August 21, 2006	By: /s/N. Charles Hedemark Its: Compensation Committee Chairman

Date: August 21, 2006	/s/Daniel L. Stevens Daniel L. Stevens

  TRANSITION AGREEMENT-Page 6

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  Exhibit 10.14

  Agreement with Len E. Williams

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                      Terms of Len E. Williams'
                      Employment Offer for
                      President of Home Federal Bank

1.	Start Date: September 11, 2006

2.	Official Title: President, Home Federal Bank

3.	Supervisor: Daniel L. Stevens

4.	Starting Base Salary: $16,666 monthly (gross, before withholding)

5.	Signing Bonus: $100,000 cash to be paid upon Start Date of employment.

6.	Relocation Expenses:
       A)   Home Federal Bank will reimburse you for the transporting of your primary residential household goods based upon the middle of three moving bids, or Home Federal will pay you the middle bid,
              gross amount, for you to move your own household goods.
      B)  Home Federal Bank will reimburse you for temporary housing for up to sixty day (60)
calendar days.

7.	Travel Allowance: Home Federal Bank will reimburse up to $1,200 (gross) travel allowance for house hunting.

8.	Year-End Incentive: You are eligible to participate in tier one of the bank's executive year-end cash incentive plan, beginning October 1, 2006. The plan provides for a percentage of your base pay to be earned based upon the Bank's Adjusted Net Income (Before Taxes).

9.	Stock Plans: (1) A Restricted Stock Plan will be established for you. The Plan will provide for approximately 15,000 shares of Home Federal Bancorp, Inc. restricted stock to be granted to you over a five-year vesting period (approximately 3,000 shares per year) with the first vesting date approximately one year from your start date. (2) In addition, a Non-qualified Option Plan will be established for you. The Plan will provide for approximately 75,333 options in Home Federal Bancorp, Inc. to be awarded to you over a five-year vesting period (approximately 15,066 options per year) with the first vesting date approximately one year from your start date. (The number of restricted stock shares and non-qualified options will be adjusted at the execution of the plans such that the combined annual vesting values of stock and options would be projected to equate to $100,000 per year using current share values for the stock and current Black Sholes calculated values for the options.)

10.	Executive Deferred Salary Continuation Agreement: This executive agreement provides specific retirement benefits to the executive. Your normal retirement is calculated as a percentage of average compensation over the last three years of employment.

11.	Auto Allowance: A bank-owned automobile will be purchased for your use or you can opt for a $675.[00] monthly personal automobile allowance. In addition to the auto or allowance option, you will be reimbursed for monthly fuel receipts up to a maximum of $175.00 per month for travel within the local Treasure Valley market area.

12.	Club Membership: Membership to a local prominent country club will be provided by Home Federal. Other memberships and affiliations will be provided as deemed appropriate.

13.	Vacation: Four weeks annually. Accrual begins with employment and can be used after successful completion of a 90-day orientation period.

14.	Sick Leave: Six days annually. Accrual begins with employment and is available upon accrual.

15.	Health Insurance: Home Federal sponsors an employee High Deductible Health Coverage (HDHC) dual plan. The differences within the dual plan are the co-pay, single/family deductible, out-of-pocket expense, wellness, employee contribution and employee premium cost. Additional information will be given to you upon active employment. Coverage is effective after successful

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completion of 90-day introductory period. In addition, Home Federal will reimburse you for COBRA premium payments for to your present health insurance carrier until you complete your elimination period required for coverage under the Home Federal plan.

16.	HRA/HSA: Health Reimbursement Accounts (HRA) and Health Savings Accounts (HSA) are special tax-free accounts where money is deposited by Home Federal and withdrawn at any time to pay for qualified current and future medical expenses. Home Federal contributes the equivalent of $1,000 to an HSA or $300 to an HRA each calendar year (deposited each pay period). Additional information will be presented to you upon active employment.

17.	Flexible Spending Account: Home Federal offers a pre-tax flexible spending account for healthcare or dependent care expenses.

18.	Dental Insurance: Home Federal offers employee-paid dental coverage through Delta Dental. Individual or family plans are available. Coverage is effective after successful completion of the 90-day introductory period.

19.	Vision Insurance: Home Federal offers employee-paid vision coverage through Ameritas Vision. Individual or family plans are available. Coverage is effective after successful completion of the 90-day introductory period.

20.	Short Term/Long Term Disability: Provided and paid for by Home Federal to protect the employee against financial hardship in the event of permanent or partial disability. Coverage is effective after successful completion of the 90-day introductory period.

21.	Term Life Insurance: Base life and accidental death and dismemberment insurance provided and paid for by Home Federal in an amount equal to one times annual salary to a maximum of $50,000 coverage effective after successful completion of 90-day introductory period.

22.	401(k) Profit Sharing: You will be eligible to participate on the first day of the month immediately following your date of employment. An automatic 3% enrollment will be deducted for all employees, which may be changed by individual election. To receive the employer match, you must have completed one year of service; then, Home Federal will match the employee contributions at the rate of $.50 to $1.00 to a maximum of five percent of income.

23.	Employee Stock Ownership Plan (ESOP): An ESOP is a type of defined contribution benefit plan that buys and holds Home Federal Bancorp stock. You become a Participant as of October 1 or April 1 coincident with or next following the date you complete one year of eligibility service, provided you are employed by Home Federal Bank on that date. Details will be provided in employee information sessions.

24.	Severance: In the event of involuntary termination without cause during your first year of employment, you will be paid severance equal to one year's annual base salary. This will be provided within an employment agreement to be presented to you within 60 days of employment.

25.	Employment Agreement Contract: Within 60 days of your start date, Home Federal will provide a one year employment agreement. Following the successful completion of year of service, Home Federal will provide a two year employment agreement including change of control protection for you, and following the successful completion of two years of service, Home Federal will provide a three year employment agreement which will also include change of control protection.

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  Exhibit 99.1

  Press release of Home Federal Bancorp, Inc. dated August 22, 2006

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  Contact:            Daniel L. Stevens
                           Home Federal Bancorp, Inc.
                           500 12th Avenue South
                           Nampa, ID 83651

  PRESS RELEASE - For Immediate Release

  HOME FEDERAL BANCORP, INC. ANNOUNCES NEW PRESIDENT

  Nampa, ID (August 22, 2006) - Home Federal Bancorp, Inc. (the "Company") (Nasdaq GSM: HOME), today announced it has appointed Len E. Williams as President of the Company's subsidiary, Home Federal Bank (the "Bank"). Mr. Williams will take over responsibility for the day-to-day operations of the Bank and will report to Daniel L. Stevens who continues as Chief Executive Officer and Chairman of the Board.

  "We are looking forward to the experience Len Williams will bring to the Bank and will look to his leadership skills as he helps us continue to move forward with our established strategic plan," said Mr. Stevens.

  Mr. Williams, a 47-year old banking executive from Ohio, expects to begin work at Home Federal Bank on September 11, 2006. "I am excited to be joining a strong company like Home Federal," said Mr. Williams. "The Bank is positioned in an excellent market and I look forward to working with the leadership, employees, and the local community."

  In an earlier statement, Mr. Stevens announced that he intends to retire from active employment with the Company, the Home Federal MHC and the Bank on September 30, 2008. Upon Mr. Stevens' retirement, Mr. Williams is expected to assume the position of Chief Executive Officer of the Bank. Following his retirement from employment, Mr. Stevens will remain as Chairman of the Boards of Directors of Home Federal MHC, the Company, and the Bank.

  Home Federal Bancorp, Inc. is a savings and loan holding company headquartered in Nampa, Idaho. It is the subsidiary of Home Federal MHC, a federally chartered mutual holding company, and the parent company of Home Federal Bank, a federal savings bank that was originally organized as a building and loan association in 1920. The Company serves the Treasure Valley region of southwestern Idaho, that includes Ada, Canyon, Elmore and Gem Counties, through 14 full-service banking offices and two mortgage loan centers. The Company's common stock is traded on the NASDAQ Global Market under the symbol "HOME." The Company's stock is also included in the America's Community Bankers NASDAQ Index. For more information, visit the Company's web site at www.myhomefed.com.

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